Execution Copy











                          AGREEMENT AND PLAN OF MERGER

                                   dated as of

                               September 28, 1999

                                      among

                              LADD FURNITURE, INC.

                                       and

                              LA-Z-BOY INCORPORATED

                                       and

                              LZB ACQUISITION CORP.

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE 1 THE MERGER.........................................................1
SECTION 1.01. The Merger.....................................................1
SECTION 1.02. Conversion of Shares...........................................1
SECTION 1.03. Surrender and Payment..........................................2
SECTION 1.04. Stock Options..................................................3
SECTION 1.05. Adjustments....................................................4
SECTION 1.06. Fractional Shares..............................................4
SECTION 1.07. Withholding Rights.............................................5
SECTION 1.08. Lost Certificates..............................................5
SECTION 1.09. Shares Held by Company Affiliates..............................5
SECTION 1.10. Dissenter's Rights.............................................5
ARTICLE 2 CERTAIN GOVERNANCE MATTERS.........................................5
SECTION 2.01. Articles of Incorporation of the Surviving Corporation.........5
SECTION 2.02. Bylaws of the Surviving Corporation............................5
SECTION 2.03. Directors and Officers of the Surviving Corporation............6
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................6
SECTION 3.01. Corporate Existence and Power..................................6
SECTION 3.02. Corporate Authorization........................................6
SECTION 3.03. Governmental Authorization.....................................6
SECTION 3.04. Non-Contravention..............................................7
SECTION 3.05. Capitalization of the Company..................................7
SECTION 3.06. Subsidiaries...................................................8
SECTION 3.07. SEC Filings....................................................8
SECTION 3.08. Financial Statements...........................................9
SECTION 3.09. Disclosure Documents...........................................9
SECTION 3.10. Absence of Certain Changes.....................................9

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                                TABLE OF CONTENTS
                                   (continued)


SECTION 3.11. No Undisclosed Material Liabilities...........................10
SECTION 3.12. Litigation....................................................10
SECTION 3.13. Taxes.........................................................11
SECTION 3.14. Employee Benefit Plans........................................11
SECTION 3.15. Compliance with Laws..........................................12
SECTION 3.16. Finders' or Advisors' Fees....................................12
SECTION 3.17. Environmental Matters.........................................12
SECTION 3.18. Opinion of Financial Advisor..................................13
SECTION 3.19. Tax Treatment.................................................13
SECTION 3.20. Takeover Statutes.............................................13
ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF ACQUIROR........................13
SECTION 4.01................................................................13
SECTION 4.02. Corporate Authorization.......................................13
SECTION 4.03. Governmental Authorization....................................14
SECTION 4.04. Non-Contravention.............................................14
SECTION 4.05. Capitalization................................................14
SECTION 4.06. Subsidiaries..................................................15
SECTION 4.07. SEC Filings...................................................15
SECTION 4.08. Financial Statements..........................................16
SECTION 4.09. Disclosure Documents..........................................16
SECTION 4.10. Absence of Certain Changes....................................17
SECTION 4.11. No Undisclosed Material Liabilities...........................17
SECTION 4.12. Litigation....................................................17
SECTION 4.13. Taxes.........................................................17
SECTION 4.14. Employee Benefit Plans........................................18
SECTION 4.15. Compliance with Laws..........................................18
SECTION 4.16. Finders' or Advisors' Fees....................................18

                                TABLE OF CONTENTS
                                   (continued)



SECTION 4.17. Environmental Matters.........................................19
SECTION 4.18. Tax Treatment.................................................19
ARTICLE 5 COVENANTS OF THE COMPANY..........................................19
SECTION 5.01. Conduct of the Company........................................19
SECTION 5.02. Company Stockholder Meeting; Proxy Material...................21
SECTION 5.03. Other Offers..................................................21
ARTICLE 6 COVENANTS OF ACQUIROR.............................................23
SECTION 6.01. Conduct of Acquiror...........................................23
SECTION 6.02. Obligations of Merger Subsidiary..............................23
SECTION 6.03. Form S-4......................................................23
SECTION 6.04. Stock Exchange Listing........................................23
ARTICLE 7 COVENANTS OF ACQUIROR AND THE COMPANY.............................26
SECTION 7.01. Reasonable Best Efforts.......................................26
SECTION 7.02. Certain Filings...............................................26
SECTION 7.03. Access to Information.........................................26
SECTION 7.04. Public Announcements..........................................26
SECTION 7.05. Further Assurances............................................27
SECTION 7.06. Notices of Certain Events.....................................27
SECTION 7.07. Affiliates....................................................27
SECTION 7.08. Tax Treatment.................................................27
ARTICLE 8 CONDITIONS TO THE MERGER..........................................28
SECTION 8.01. Conditions to the Obligations of Each Party...................28
SECTION  8.02.  Conditions  to the  Obligations  of Acquiror  and Merger
      Subsidiary............................................................28
SECTION 8.03. Conditions to the Obligations of the Company..................29
ARTICLE 9 TERMINATION.......................................................30
SECTION 9.01. Termination...................................................30

                                TABLE OF CONTENTS
                                   (continued)


SECTION 9.02. Effect of Termination.........................................31
ARTICLE 10 MISCELLANEOUS....................................................31
SECTION 10.01. Notices......................................................31
SECTION 10.02. Non-Survival of Representations and Warranties...............32
SECTION 10.03. Amendments; No Waivers.......................................32
SECTION 10.04. Expenses.....................................................32
SECTION 10.05. Successors and Assigns.......................................33
SECTION 10.06. Governing Law................................................33
SECTION 10.07. Jurisdiction.................................................33
SECTION 10.08. Waiver of Jury Trial.........................................34
SECTION 10.09. Counterparts; Effectiveness..................................34
SECTION 10.10. Entire Agreement.............................................34
SECTION 10.11. Captions; Construction of Certain Contract Provisions........34
SECTION 10.12. Severability.................................................34

                          AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER dated as of September 28, 1999 among LADD FURNITURE, INC., a North Carolina corporation (the "Company"), LA-Z-BOY INCORPORATED, a Michigan corporation ("Acquiror"), and LZB ACQUISITION CORP., a newly-formed Michigan corporation and a wholly-owned first-tier subsidiary of Acquiror ("Merger Subsidiary").

      WHEREAS, the respective Boards of Directors of Acquiror, Merger Subsidiary and the Company have approved this Agreement, and deem it advisable and in the best interests of their respective stockholders to consummate the merger of Merger Subsidiary with and into the Company on the terms and conditions set forth herein;

      WHEREAS, for United States federal income tax purposes, it is intended that the Merger contemplated by this Agreement qualify as a "reorganization" within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder;

      NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants, and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE 1
                                   THE MERGER

      SECTION 1.01. The Merger. (a) At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the requirements of the laws of the States of North Carolina and Michigan, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation in the Merger (the "Surviving Corporation").

      (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file a certificate of merger with the appropriate officials and offices of the States of North Carolina and Michigan and make all other filings or recordings required by law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed or at such later time as is specified in the certificate of merger (the "Effective Time").

      (c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under applicable law.

      (d) The closing of the Merger (the "Closing") shall take place (i) at the offices of Miller, Canfield, Paddock and Stone, p.l.c., 150 West Jefferson, Suite 2500, Detroit, Michigan, as soon as practicable, but in any event within three business days after the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as the Company and Acquiror may agree in writing (the "Closing Date").

      SECTION 1.02. Conversion of Shares. (a) At the Effective Time by virtue of the Merger and without any action on the part of the holder thereof:

            (i) each share of common stock, par value $0.30 per share, of the Company (the "Shares") held by the Company as treasury stock or owned by Acquiror or any subsidiary of Acquiror immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto;

            (ii) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation;

            (iii) each Share outstanding immediately prior to the Effective Time shall, except as otherwise provided in Section 1.02(a)(i), and except for those shares as to which the holders thereof had properly exercised dissenters' rights under applicable North Carolina law (the "Dissenters' Shares"), be converted into the right to receive 1.18 (the "Exchange Ratio") shares of fully paid and nonassessable common stock, $1.00 par value, of Acquiror ("Acquiror Common Stock").

      (b) All Acquiror Common Stock issued as provided in this Section 1.02 shall be of the same class and shall have the same terms as the currently outstanding Acquiror Common Stock.

      (c) From and after the Effective Time, all Shares converted in accordance with Section 1.02(a)(iii) shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (as defined below), as applicable, and any dividends payable pursuant to Section 1.03(f) and except that the holders of Dissenters' Shares shall have such rights as they may be entitled to under applicable North Carolina law. From and after the Effective Time, all certificates representing the common stock of Merger Subsidiary shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with Section 1.02(a)(ii).

      (d) The Acquiror Common Stock to be received as consideration pursuant to the Merger by each holder of Shares (together with cash in lieu of fractional shares of Acquiror Common Stock as specified below) is referred to herein as the "Merger Consideration."

      (e) For purposes of this Agreement, the word "Subsidiary" when used with respect to any Person means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the securities or other ownership interests or (ii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, is directly owned or controlled by such Person or by any one or more of its Subsidiaries. For purposes of this Agreement, "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

      SECTION 1.03. Surrender and Payment. (a) Prior to the Effective Time, Acquiror shall appoint an agent reasonably acceptable to the Company (the "Exchange Agent") for the purpose of exchanging certificates representing Shares (the "Certificates") for the Merger Consideration. Acquiror will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the Shares. Promptly after the Effective Time, Acquiror will send, or will cause the Exchange Agent to send, to each holder of record at the Effective Time of Shares, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Acquiror may reasonably agree, for use in effecting delivery of Shares to the Exchange Agent.

      (b) Each holder of Shares that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate, together with a properly completed letter of transmittal, will be entitled to receive the Merger Consideration in respect of the Shares represented by such Certificate. Until so surrendered, each such Certificate shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

      (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (d) After the Effective Time, there shall be no further registration of transfers of Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article 1.

      (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of Shares one year after the Effective Time shall be returned to Acquiror, upon demand, and any such holder who has not exchanged his Shares for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Acquiror for payment of the Merger Consideration in respect of his Shares. Notwithstanding the foregoing, Acquiror shall not be liable to any holder of Shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Shares three years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Acquiror free and clear of any claims or interest of any Person previously entitled thereto.

      (f) No dividends or other distributions with respect to Acquiror Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Subject to the effect of applicable laws, following such surrender, there shall be paid, without interest, to the record holder of the Acquiror Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such Acquiror Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such Acquiror Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of Acquiror Common Stock, all Acquiror Common Stock to be issued pursuant to the Merger (but not options therefor issued pursuant to Section 1.04 unless actually exercised at the Effective Time) shall be entitled to dividends pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

      SECTION 1.04. Stock Options. (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Stock Option") granted under the Company's plans identified in Schedule 1.04 (collectively, the "Company Stock Option Plans"), whether vested or not vested, shall be deemed assumed by Acquiror and shall thereafter be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option prior to the Effective Time, the number (rounded up to the nearest whole number) of shares of Acquiror Common Stock determined by multiplying
(x) the number of Shares subject to such Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, at a price per share of Acquiror Common Stock (rounded up to the nearest whole cent) equal to
(A) the exercise price per Share otherwise purchasable pursuant to such Company Stock Option divided by (B) the Exchange Ratio. In addition, prior to the Effective Time, the Company will make any amendments to the terms of such stock option or compensation plans or arrangements that are necessary to give effect to the transactions contemplated by this Section. The Company represents that no consents are necessary to give effect to the transactions contemplated by this Section.

      (b) Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery pursuant to the terms set forth in this Section 1.04.

      (c) At the Effective Time, each award or account (including stock equivalents and stock units, but excluding Company Stock Options) outstanding as of the date hereof ("Company Award") that has been established, made or granted under any employee incentive or benefit plans, programs or arrangements and non-employee director plans maintained by the Company on or prior to the date hereof which provide for grants of equity-based awards or equity-based accounts shall be amended or converted into a similar instrument of Acquiror, in each case with such adjustments to the terms and conditions of such Company Awards as are appropriate to preserve the value inherent in such Company Awards with no detrimental effects on the holders thereof. The other terms and conditions of each Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms and conditions, including any provisions for acceleration or vesting. The Company represents that there are no Company Awards or Company Stock Options other than those reflected in
Section 3.05.

      (d) At the Effective Time, Acquiror shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act of 1933, as amended (the "1933 Act"), with respect to the Acquiror Common Stock subject to options and other equity-based awards issued pursuant to this Section 1.04, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or "blue sky" laws, for so long as such options or other equity-based awards remain outstanding.

      (e) Acquiror shall take such actions as may be necessary so that, from and after the Effective Time, each option on Acquiror Common Stock issued pursuant to this Section 1.04 in respect of a Company Stock Option that was issued under the Company's stock option plan for non-employee directors will be subject to a plan that provides the holder of such option with substantially the same rights and benefits as he had under the Company's plan. Such actions may include amending an existing Acquiror stock option plan or adopting a new stock option plan to accommodate such options.

      SECTION 1.05. Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Acquiror or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any similar transaction, or any stock dividend thereon with a record date during such period, the Merger Consideration shall be appropriately adjusted to provide the holders of Shares with the same economic effect as contemplated by this Agreement prior to such event.

      SECTION 1.06. Fractional Shares. No fractional shares of Acquiror Common Stock shall be issued in the Merger, but in lieu thereof each holder of Shares otherwise entitled to a fractional share of

Acquiror Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 1.06, a cash payment, without interest, in lieu of such fractional share of Acquiror Common Stock (after taking into account all Certificates delivered by such holder) in an amount equal to such fractional part of a share of Acquiror Common Stock multiplied by the average of the closing prices of Acquiror's Common Stock on the New York Stock Exchange (the "NYSE") on the five business days immediately preceding the Closing Date.

      SECTION 1.07. Withholding Rights. Each of the Surviving Corporation and Acquiror shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Acquiror, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Acquiror, as the case may be.

      SECTION 1.08. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the Shares represented by such Certificates as contemplated by this Article.

      SECTION 1.09. Shares Held by Company Affiliates. Anything to the contrary herein notwithstanding, any shares of Acquiror Common Stock (or certificates therefor) issued to affiliates of the Company pursuant to Section 1.03 shall be subject to the restrictions described in Exhibit A, and such shares (or certificates therefor) shall bear a legend describing such restrictions.

      SECTION 1.10. Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, any Dissenters' Shares shall not be converted into the right to receive the Merger Consideration, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to appraisal and payment under North Carolina law. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses his right to appraisal, such Dissenters' Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration to which such holder is entitled, without interest or dividends thereon. Any amounts paid to holders of Dissenters' Shares in an appraisal proceeding will be paid by the Surviving Corporation out of its own funds and will not be paid, directly or indirectly, by Acquiror.


                                    ARTICLE 2
                           CERTAIN GOVERNANCE MATTERS

      SECTION 2.01. Articles of Incorporation of the Surviving Corporation. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

      SECTION 2.02. Bylaws of the Surviving Corporation. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

      SECTION 2.03. Directors and Officers of the Surviving Corporation. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation, and (b) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.


                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Acquiror that:

      SECTION 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. For purposes of this Agreement, a "Material Adverse Effect" with respect to any Person means a material adverse effect on the financial condition, business, liabilities, properties, assets or results of operations, taken as a whole, of such Person and its Subsidiaries, taken as a whole, but excluding the effects of any events or states of facts relating to the furniture industry in general and not relating specifically to the business of the Company or Acquiror, as the case may be. The Company has heretofore delivered to Acquiror true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.

      SECTION 3.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for any required approval by the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. The affirmative vote of holders of the outstanding Shares having votes representing a majority of the votes of all Shares is the only vote of the holders of any of the Company's capital stock necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement by Acquiror and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

      (b) The Company's Board of Directors, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company's stockholders, (ii) approved and adopted this Agreement and approved the consummation by the Company of the transactions contemplated hereby (including the Merger), and (iii) resolved (subject to Section 5.02) to recommend approval and adoption of this Agreement and approval of the Merger by its stockholders.

      SECTION 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with North Carolina law and Michigan law,
(b) compliance
with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), (c) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), (d) compliance with any applicable requirements of the 1933 Act and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

      SECTION 3.04. Non-Contravention. Except as set forth in Schedule 3.04, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) assuming compliance with the matters referred to in Section 3.02, contravene or conflict with the certificate of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 3.03, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any material agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries, or
(d) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset other than any such mortgage, lien, pledge, charge, security interest or encumbrance (i) for Taxes (as defined in Section 3.13) not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Acquiror Balance Sheet or the Company Balance Sheet, as the case may be) or (ii) which is a carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like lien arising in the ordinary course of business. Except as disclosed in Schedule 3.04, neither the Company nor any Subsidiary of the Company is a party to any agreement that expressly limits the ability of the Company or any Subsidiary of the Company, or would limit Acquiror or any Subsidiary of Acquiror after the Effective Time, to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time.

      SECTION 3.05. Capitalization of the Company. The authorized capital stock of the Company consists of 50,000,000 Shares and 500,000 shares of $100 par value preferred stock (the "Company Preferred Stock"). As of the close of business on July 3, 1999, there were outstanding 7,825,783 Shares, and employee stock options to purchase an aggregate of 903,252 Shares (of which options to purchase an aggregate of 434,950 Shares were exercisable) and Company Awards (other than outstanding restricted stock) with respect to an aggregate of 4,762.0383 Shares, and no shares of Company Preferred Stock nor options with respect thereto were outstanding. The Shares are the only class of the Company's capital stock entitled to vote. The number of outstanding Shares is subject to change before the Effective Time through the exercise of currently outstanding stock options. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and except for changes since the close of business on July 3, 1999 resulting from the exercise of employee stock options outstanding on such date or options or stock-based awards granted as permitted by Section 5.01, there are outstanding (a) no shares of capital stock or other voting securities of the Company, (b) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (c) except for its obligations to make matching contributions under the terms of its 401(k) plan, no options, warrants or other rights to acquire from the Company, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 3.05(a), 3.05(b) and 3.05(c) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

      SECTION 3.06. Subsidiaries. (a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All "significant subsidiaries," as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act (each, a "Significant Subsidiary") of the Company and their respective jurisdictions of incorporation are identified in the Company's annual report on Form 10-K for the fiscal year ended January 2, 1999 (the "Company 10-K") or in Schedule 3.06(a).

      (b) Except as set forth in the Company 10-K, all of the outstanding capital stock of, or other ownership interests in, each Significant Subsidiary of the Company is owned by the Company, directly or indirectly, free and clear (except as set forth in Schedule 3.06(b)) of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of the Company or (ii) options, warrants or other rights to acquire from the Company or any of its Significant Subsidiaries, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Significant Subsidiary of the Company, obligating the Company or any of its Significant Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company or obligating the Company or any Significant Subsidiary of the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment except, in any such case under clause (i) or (ii), to the extent relating to an insignificant equity interest in any Significant Subsidiary (the items in clauses 3.06(b)(i) and 3.06(b)(ii) being referred to collectively as the "Company Subsidiary Securities"). Except as set forth on
Schedule 3.06(b), there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities.

      SECTION 3.07. SEC Filings. (a) The Company has delivered to Acquiror (i) its annual reports on Form 10-K for its fiscal years ended December 28, 1996, January 3, 1998 and January 2, 1999, (ii) its quarterly reports on Form 10-Q for its fiscal quarters ended after January 2, 1999, (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since January 2, 1999, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since January 2, 1999 (the documents referred to in this Section 3.07(a) being referred to collectively as the "Company SEC Documents").

      (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the 1933 Act.

      (c) As of its filing date, each Company SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (d) Each such registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 3.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company (including any related notes and schedules) included in its annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in
Section 3.07 fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements). For purposes of this Agreement, "Company Balance Sheet" means the consolidated balance sheet of the Company as of January 2, 1999 set forth in the Company 10-K and "Company Balance Sheet Date" means January 2, 1999.

      SECTION 3.09. Disclosure Documents. (a) Neither the proxy statement of the Company (the "Company Proxy Statement") to be filed with the SEC in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. No representation or warranty is made by the Company in this Section 3.09 with respect to statements made or incorporated by reference therein based on information supplied by Acquiror or Merger Subsidiary for inclusion or incorporation by reference in the Company Proxy Statement.

      (b) None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Form S-4 (as defined in Section 4.09) or any amendment or supplement thereto will at the time the Form S-4 or any such amendment or supplement becomes effective under the 1933 Act or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 3.10. Absence of Certain Changes. Except as set forth in Schedule 3.10, since the Company Balance Sheet Date, the Company and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

      (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

      (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the

Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries;

      (c) any amendment of any material term of any outstanding security of the Company or any of its Subsidiaries;

      (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Company or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any contract or other right, in either case, material to the Company and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice, those contemplated by this Agreement, or as agreed to in writing by Acquiror;

      (e) any change in any method of accounting or accounting practice by the Company or any of its Subsidiaries, except for any such change which is not significant or which is required by reason of a concurrent change in United States generally accepted accounting principles ("GAAP"); or

      (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director or officer of the Company or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director or officer of the Company or any of its Subsidiaries, (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements or (iv) increase in (or amendments to the terms of) compensation, bonus or other benefits payable to directors or officers of the Company or any of its Subsidiaries, other than as permitted by this Agreement, or as agreed to in writing by Acquiror.

      SECTION 3.11. No Undisclosed Material Liabilities. There are no liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

      (a) liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto;

      (b) liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business;

      (c) liabilities disclosed in the Company SEC Documents filed prior to the date hereof or set forth in Schedule 3.11(c);

      (d) liabilities under this Agreement; and

      (e) liabilities which, individually or in the aggregate, would not have a Material Adverse Effect on the Company

      SECTION 3.12. Litigation. Except as disclosed in the Company SEC Documents filed prior to the date hereof, or as otherwise set forth in Schedule 3.12, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

      SECTION 3.13. Taxes. Except as set forth in the Company Balance Sheet (including the notes thereto) or as otherwise set forth in Schedule 3.13, (i) all Company Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid all Taxes shown as due and payable on the Company Tax Returns that have been so filed, and, as of the time of filing, the Company Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of the Company and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet); (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Company Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to the Company and its Subsidiaries reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to the Company or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of a material adverse determination; and (vi) to the best of the Company's knowledge and belief, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg. Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which the Company is the common parent. For purposes of this Agreement, "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges imposed by any federal, state, local or foreign governmental entity and any interest, penalties, or additions to tax attributable thereto. For purposes of this Agreement, "Tax Returns" shall mean any return, report, form or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

      SECTION 3.14. Employee Benefit Plans. (a) Prior to the date hereof, the Company has provided Acquiror with a list (set forth on Schedule 3.14) identifying each material "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each material employment, severance or similar contract, plan, arrangement or policy applicable to any director, former director, employee or former employee of the Company and each material plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company and covers any employee or director or former employee or director of the Company, or under which the Company has any liability. Such plans (excluding any such plan that is a "multiemployer plan," as defined in Section 3(37) of ERISA) are referred to collectively herein as the "Company Employee Plans."

      (b) Each Company Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

      (c) Except as scheduled on Schedule 3.14 with respect to multiemployer plans, neither the Company nor any affiliate of the Company has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any affiliate of the Company of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

      (d) Each Company Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code.

      (e) Except as set forth in Schedule 3.14, no director or officer or other employee of the Company or any of its Subsidiaries will become entitled to any retirement, severance or similar benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or compensation plan or arrangement of the Company) solely as a result of the transactions contemplated hereby.

      (f) Except as set forth in Schedule 3.14, no Company Employee Plan provides post-retirement health and medical, life or other insurance benefits for retired employees of the Company or any of its Subsidiaries.

      (g) Except as set forth in Schedule 3.14, there has been no amendment to, written interpretation or announcement (whether or not written) by the Company or any of its affiliates relating to, or change in employee participation or coverage under, any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plan above the level of the expense incurred in respect thereof for the 12 months ended on the Company Balance Sheet Date.

      SECTION 3.15. Compliance with Laws. To the best of the knowledge of any of Messrs. KC, WC, MH, DM, and FS (the "Executives"), neither the Company nor any of its Subsidiaries is in violation of, or has since January 2, 1999 violated, any applicable provisions of any laws, statutes, ordinances or regulations, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

      SECTION 3.16. Finders' or Advisors' Fees. Except for Mann, Armistead & Epperson, Ltd. a copy of whose engagement agreement has been provided to Acquiror, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      SECTION 3.17. Environmental Matters. (a) Except as set forth in the Company SEC Documents filed prior to the date hereof or as set forth on Schedule 3.17, (i) the Company has delivered to Acquiror copies of each written notice, notification, demand, request for information, citation, summons, complaint or order that, to the best knowledge of its Vice President of Risk and Facilities Engineering after reasonable inquiry, the Company has received in the last twelve months; (ii) to the best knowledge of the Company's Vice President of Risk and Facilities Engineering after reasonable inquiry, there is no investigation, action, claim, suit, proceeding or review pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any Person against, the Company or any of its Subsidiaries, and during the past twelve months no penalty has been assessed against the Company or any of its Subsidiaries that has not been disclosed to Acquiror in writing, in each case, with respect to any matters relating to or arising out of any Environmental Law;
(iii) the Company and its Subsidiaries are and have been in material compliance with all Environmental Laws; (iv) there are no material liabilities of or relating to the Company or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability; and (v) since December 31, 1995, there has been no environmental investigation, study, audit, test, review or other analysis commonly referred to as a "Phase I" or "Phase II" report of which any of the Executives or the Vice President of Risk and Facility Engineering of the Company has knowledge in relation to the current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which is in the possession of the Company and which was not delivered to Acquiror prior to the date hereof.

      (b) For purposes of this Section 3.17 and Section 4.17, the term "Environmental Laws" means any federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals.

      SECTION 3.18. Opinion of Financial Advisor. The Company has received the opinion of Mann, Armistead & Epperson, Ltd. to the effect that, as of the date of such opinion, the Merger is fair from a financial point of view to the holders of Shares (other than Acquiror or any of its Subsidiaries or affiliates), and, as of the date hereof, such opinion has not been withdrawn.

      SECTION 3.19. Tax Treatment. Neither the Company nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").

      SECTION 3.20. Takeover Statutes. The Board of Directors of the Company has taken the necessary action to make inapplicable the application of Article 9 and
Article 9A of the North Carolina law, any other applicable antitakeover or similar statute, regulation or the provision of the Company's certificate of incorporation or bylaws to this Agreement and the transactions contemplated hereby.

                                    ARTICLE 4
                  REPRESENTATIONS AND WARRANTIES OF ACQUIROR

      Acquiror represents and warrants to the Company that:

      SECTION 4.01. Corporate Existence and Power. Each of Acquiror and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror. Acquiror is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Acquiror has heretofore delivered to the Company true and complete copies of Acquiror's and Merger Subsidiary's certificate of incorporation and bylaws as currently in effect.

      SECTION 4.02. Corporate Authorization. (a) The execution, delivery and performance by Acquiror and Merger Subsidiary of this Agreement, and the consummation by Acquiror and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Acquiror and

Merger Subsidiary and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Acquiror and Merger Subsidiary, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The shares of Acquiror Common Stock issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

      (b) Acquiror's Board of Directors, at a meeting duly called and held, has approved this Agreement and the transactions contemplated hereby (including the Merger).

      SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Acquiror and Merger Subsidiary of this Agreement and the consummation by Acquiror and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with North Carolina law and Michigan law, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the Exchange Act, (d) compliance with any applicable requirements of the 1933 Act and (e) other actions or filings which if not taken or made would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror.

      SECTION 4.04. Non-Contravention. The execution, delivery and performance by Acquiror and Merger Subsidiary of this Agreement and the consummation by Acquiror and Merger Subsidiary of the transactions contemplated hereby do not and will not (a) assuming compliance with the matters referred to in Section 4.02, contravene or conflict with the certificate of incorporation or bylaws of Acquiror or Merger Subsidiary, (b) assuming compliance with the matters referred to in Section 4.03, contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Acquiror or any of its Subsidiaries, (c) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of Acquiror or any of its Subsidiaries or to a loss of any benefit to which Acquiror or any of its Subsidiaries is entitled under any provision of any material agreement, contract or other instrument binding upon Acquiror or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Acquiror or any of its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Acquiror or any of its Subsidiaries. Neither Acquiror nor any Subsidiary of Acquiror is a party to any agreement that expressly limits the ability of Acquiror or any Subsidiary of Acquiror to compete in or conduct any line of business or compete with any Person or in any geographic area or during any period of time.

      SECTION 4.05. Capitalization. (a) The authorized capital stock of Acquiror consists of 150,000,000 shares of Acquiror Common Stock and 5,000,000 shares of preferred stock (the "Acquiror Preferred Stock"). As of the close of business on July 24, 1999, there were outstanding 52,233,696 shares of Acquiror Common Stock, and employee stock options to purchase an aggregate of 1,298,226 shares of Acquiror Common Stock (of which options to purchase an aggregate of 415,985 shares of Acquiror Common Stock were exercisable), and no shares of Acquiror Preferred Stock nor options with respect thereto were outstanding. All outstanding shares of capital stock of Acquiror have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in this Section and except for changes since the close of business on July 24, 1999 resulting from the exercise of employee stock options outstanding on such date or options or other stock-based awards and except for the shares to be issued in connection with the Merger, as of the date hereof there are outstanding (a) no shares of capital stock or other voting securities of Acquiror, (b) no securities of Acquiror convertible into or exchangeable for shares of capital stock or voting securities of Acquiror, and (c) except for its obligations to make matching contributions under the terms of its 401(k) plan, no options, warrants or other rights to acquire from Acquiror, and no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements, or commitments of any character, relating to the capital stock of Acquiror, obligating Acquiror to issue, transfer or sell any capital stock, voting security or securities convertible into or exchangeable for capital stock or voting securities of Acquiror or obligating Acquiror to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in clauses 4.05(a), 4.05(b) and 4.05(c) being referred to collectively as the "Acquiror Securities"). There are no outstanding obligations of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Acquiror Securities other than pursuant to the terms of its stock-based compensation plans.

      (b) The authorized capital stock of Merger Subsidiary consists of 60,000 shares of common stock, of which 1,000 shares are outstanding. Merger Subsidiary's common stock is the only class of its capital stock entitled to vote. The number of shares of Merger Subsidiary's common stock is not subject to change before the Effective Time. All outstanding shares of capital stock of Merger Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

      SECTION 4.06. Subsidiaries. (a) Each Subsidiary of Acquiror is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Acquiror. Each Subsidiary of Acquiror is duly qualified to do business and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualifications necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror. All Significant Subsidiaries of Acquiror as of the date hereof and their respective jurisdictions of incorporation are identified in Acquiror's annual report on Form 10-K for the fiscal year ended April 24, 1999, as amended ("Acquiror 10-K").

      (b) Except for directors' qualifying shares and except as set forth in the Acquiror 10-K, all of the outstanding capital stock of, or other ownership interests in, each Significant Subsidiary of Acquiror is owned by Acquiror, directly or indirectly, free and clear of any material Lien and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of Acquiror or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of Acquiror, and (ii) options, warrants or other rights to acquire from Acquiror or any of its Significant Subsidiaries, and no preemptive or similar rights, subscriptions or other rights, convertible securities, agreements, arrangements or commitments of any character, relating to the capital stock of any Significant Subsidiary of Acquiror, obligating Acquiror or any of its Significant Subsidiaries to issue, transfer or sell, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of Acquiror or obligating Acquiror or any Significant Subsidiary of Acquiror to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment except, in any such case under clause (i) or (ii), to the extent relating to an insignificant equity interest in any Significant Subsidiary (items in clauses 4.06(b)(i) and 4.06(b)(ii) being referred to collectively as the "Acquiror Subsidiary Securities"). There are no outstanding obligations of Acquiror or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Acquiror Subsidiary Securities.

      SECTION 4.07. SEC Filings. (a) Acquiror has delivered to the Company (i) its annual reports on Form 10-K for its fiscal years ended April 26, 1997, April 25, 1998 and April 24, 1999, (ii) its proxy or information statements relating to meetings, of, or actions taken without a meeting by, the stockholders of Acquiror held since December 31, 1998, and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since April 24, 1999 (the documents referred to in this Section 4.07(a) being referred to collectively as the "Acquiror SEC Documents").

      (b) As of its filing date (or if later amended, as of the date of the amendment), each Acquiror SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act and the 1933 Act.

      (c) As of its filing date, each Acquiror SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (d) Each such registration statement as amended or supplemented, if applicable, filed pursuant to the 1933 Act as of the date such statement or amendment became effective did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      SECTION 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Acquiror (including any related notes and schedules) included in the annual reports on Form 10-K and the quarterly reports on Form 10-Q referred to in Section 4.07 fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Acquiror and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the absence of notes in the case of any unaudited interim financial statements). For purposes of this Agreement, "Acquiror Balance Sheet" means the consolidated balance sheet of Acquiror as of April 24, 1999 set forth in the Acquiror 10-K and "Acquiror Balance Sheet Date" means April 24, 1999.

      SECTION 4.09. Disclosure Documents. (a) The Registration Statement on Form S-4 of Acquiror (the "Form S-4") to be filed under the 1933 Act relating to the issuance of Acquiror Common Stock in the Merger, required to be filed with the SEC in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.09(b), comply as to form in all material respects with the applicable requirements of the 1933 Act.

      (b) Neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the 1933 Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No representation or warranty is made by Acquiror in this Section
4.09 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

      (c) None of the information supplied or to be supplied by Acquiror for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      SECTION 4.10. Absence of Certain Changes. Since the Acquiror Balance Sheet Date, Acquiror and its Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been:

      (a) any event, occurrence or development of a state of circumstances or facts which has had or reasonably would be expected to have, individually or in the aggregate, a Material Adverse Effect on Acquiror;

      (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Acquiror (other than quarterly cash dividends payable by Acquiror consistent with past practice or any repurchase, redemption or other acquisition by Acquiror or any of its Subsidiaries of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Acquiror (other than any such repurchases prior to the date hereof pursuant to Acquiror's publicly announced stock buyback program); or

      (c) any change prior to the date hereof in any method of accounting or accounting practice (other than any change for tax purposes) by Acquiror or any of its Subsidiaries, except for any such change which is not significant or which is required by reason of a concurrent change in GAAP.

      SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities of the Acquiror or any Subsidiary of the Acquiror of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, other than:

      (a) liabilities disclosed or provided for in the Acquiror Balance Sheet or in the notes thereto;

      (b) liabilities incurred since the date of the Acquiror Balance Sheet in the ordinary course of business;

      (c) liabilities disclosed in the Acquiror SEC Documents filed prior to the date hereof or set forth in Schedule 4.11(c);

      (d) liabilities under this Agreement; and

      (e) liabilities which, individually or in the aggregate, would not have a Material Adverse Effect on the Acquiror.

      SECTION 4.12. Litigation. Except as disclosed in the Acquiror SEC Documents filed prior to the date hereof, or in Schedule 4.12, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Acquiror threatened against or affecting, Acquiror or any of its Subsidiaries or any of their respective properties before any court or arbitrator or any governmental body, agency or official which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Acquiror.

      SECTION 4.13. Taxes. Except as set forth in the Acquiror Balance Sheet (including the notes thereto) or as otherwise set forth on Schedule 4.13 (i) all Acquiror Tax Returns required to be filed with any taxing authority by, or with respect to, Acquiror and its Subsidiaries have been filed in accordance with all applicable laws; (ii) Acquiror and its Subsidiaries have timely paid all Taxes shown as due and payable on Acquiror Tax Returns that have been so filed, and, as of the time of filing, Acquiror Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Acquiror and its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Acquiror Balance Sheet);
(iii) Acquiror and its Subsidiaries have made provision for all Taxes payable by Acquiror and its Subsidiaries for which no Acquiror Tax Return has yet been filed; (iv) the charges, accruals and reserves for Taxes with respect to Acquiror and its Subsidiaries reflected on the Acquiror Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof; (v) there is no action, suit, proceeding, audit or claim now proposed or pending against or with respect to Acquiror or any of its Subsidiaries in respect of any Tax where there is a reasonable possibility of a material adverse determination; and (vi) to the best of Acquiror's knowledge and belief, neither Acquiror nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treas. Reg.
Section 1.1502-6 (and any comparable provision of the tax laws of any state, local or foreign jurisdiction) to the affiliated group of which Acquiror is the common parent.

      SECTION 4.14. Employee Benefit Plans. (a) Prior to the date hereof, Acquiror has provided the Company with a list (set forth on Schedule 4.14) identifying each material "employee benefit plan," as defined in Section 3(3) of ERISA, each material employment, severance or similar contract, plan, arrangement or policy applicable to any director, or employee of Acquiror and each material plan or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Acquiror and covers any employee or director of Acquiror. Such plans (excluding any such plan that is a multiemployer plan) are referred to collectively herein as the "Acquiror Employee Plans."

      (b) Each Acquiror Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including but not limited to ERISA and the Code) which are applicable to such Plan, except where failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect on the Acquiror.

      (c) Neither the Acquiror nor any affiliate of the Acquiror has incurred a liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk to the Acquiror or any affiliate of the Acquiror of incurring any such liability other than liability for premiums due the Pension Benefit Guaranty Corporation (which premiums have been paid when due).

      (d) Each Acquiror Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from federal income tax pursuant to Section 501(a) of the Code.

      SECTION 4.15. Compliance with Laws. To the best of the knowledge of any of Acquiror's Chairman, Chief Operating Officer, or Chief Financial Officer, neither Acquiror nor any of its Subsidiaries is in violation of, or has since January 1, 1999 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Acquiror.

      SECTION 4.16. Finders' or Advisors' Fees. Except for Merrill Lynch & Co., whose fees will be paid by Acquiror, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Acquiror or any of its Subsidiaries who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

      SECTION 4.17. Environmental Matters. Except as set forth in the Acquiror SEC Documents filed prior to the date hereof and with such exceptions as, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Acquiror, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of Acquiror or any of its Subsidiaries, threatened by any Person against, Acquiror or any of its Subsidiaries, and no penalty has been assessed against Acquiror or any of its Subsidiaries, in each case, with respect to any matters relating to or arising out of any Environmental Law; (ii) Acquiror and its Subsidiaries are and have been in compliance with all Environmental Laws; and (iii) there are no liabilities of or relating to Acquiror or any of its Subsidiaries relating to or arising out of any Environmental Law of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability.

      SECTION 4.18. Tax Treatment. Neither Acquiror nor any of its affiliates has taken or agreed to take any action or is aware of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.


                                    ARTICLE 5
                            COVENANTS OF THE COMPANY

      The Company agrees that:

      SECTION 5.01. Conduct of the Company. From the date hereof until the Effective Time, the Company and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, except with the prior written consent of Acquiror (which consent shall not be unreasonably withheld or delayed) or as contemplated by this Agreement, from the date hereof until the Effective Time:

      (a) the Company will not, and will not permit any of its Subsidiaries to, adopt or propose any change in its certificate of incorporation or bylaws;

      (b) the Company will not, and will not permit any Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Company or any of its Significant Subsidiaries (other than a merger or consolidation between its wholly-owned Subsidiaries);

      (c) the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries other than (i) issuances pursuant to the exercise of convertible securities outstanding on the date hereof or issuances pursuant to stock based awards or options that are outstanding on the date hereof and are reflected in Section 3.05 or are granted in accordance with clause (ii) below and (ii) additional options or stock-based awards to acquire Shares granted under the terms of any Company Stock Option Plan as in effect on the date hereof in the ordinary course consistent with past practice, but in no event covering more than 20,000 Shares in the aggregate;

      (d) the Company will not, and will not permit any Subsidiary of the Company to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than dividends paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

      (e) the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company's capital stock, except for repurchases, redemptions or acquisitions
(x) required by the terms of its capital stock or any securities outstanding on the date hereof, (y) required by or in connection with the respective terms, as of the date hereof, of any Company Employee Plan or any dividend reinvestment plan as in effect on the date hereof in the ordinary course of the operations of such plan consistent with past practice or (z) effected in the ordinary course consistent with past practice;

      (f) the Company will not amend the terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding options to purchase Shares, suspend or terminate or amend the terms of any existing Company Employee Plan, or adopt any new Company Employee Plan, except that the Company shall, on or before the Closing Date:

            (1) amend the 1999 Management Incentive Plan (the "MIP") and the Company's Long-Term Incentive Plans for the periods 1997-1999 (the "1997 LTIP"), 1998-2000 (the "1998 LTIP"), and 1999-2001 (the "1999 LTIP")
      (collectively, the "LTIPs") so that the provisions thereof governing time of payment will permit the Company to pay out all amounts payable thereunder on or before the Closing Date; provided, however, that the Company covenants that if the Closing Date is not on or before December 31, 1999, it will not make any payments under the MIP or any of the LTIPs on or before December 31, 1999 without Acquiror's prior written consent; and

            (2) amend its Management Deferred Compensation Plan to provide that
      (A) from and after the Effective Time, no subaccount shall be maintained thereunder that is denominated in or the amount of which is computed by reference to notional shares of any class of equity securities of the Company or Acquiror, and (B) effective as of the Effective Time, the balance in any such subaccount shall be computed in dollars (giving effect to Section 1.04 of this Agreement and valuing the resulting notional Acquiror Common Stock at the average of the closing prices of Acquiror's Common Stock on the NYSE on the five business days immediately preceding the Closing Date) and transferred to the other subaccount maintained thereunder (i.e., the subaccount the amount of which is computed by reference to the prime rate of interest);

      (g) the Company will not, and will not permit any Subsidiary of the Company to, make or commit to make any capital expenditure other than those set forth on the schedule of planned capital expenditures previously delivered to the Acquiror by the Company;

      (h) except as disclosed in Schedule 5.01, the Company will not, and will not permit any Subsidiary of the Company to, increase the compensation or benefits of any director, officer or employee, except for normal increases in the ordinary course of business consistent with past practice or as required under applicable law or any existing agreement or commitment;

      (i) the Company will not, and will not permit any of its Subsidiaries to, acquire (by purchase or lease) a material amount of assets (as measured with respect to the consolidated assets of the Company and its Subsidiaries taken as a whole) of any other Person except for capital expenditures permitted under
Section 5.01(g);

      (j) the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license or otherwise dispose of any material assets or property except pursuant to existing contracts or commitments;

      (k) except for any such change which is required by reason of a concurrent change in GAAP or a rule or release promulgated by the SEC, the Company will not, and will not permit any Subsidiary of the Company to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it;

      (l) the Company will not, and will not permit any Subsidiary of the Company to, enter into any joint venture, partnership or other similar arrangement;

      (m) the Company will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time; and

      (n) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

      SECTION 5.02. Company Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable, on a date reasonably acceptable to Acquiror, for the purpose of voting on the approval and adoption of this Agreement and the Merger (the "Company Stockholder Approval"). Except as provided in the next sentence, the Board of Directors of the Company shall recommend approval and adoption of this Agreement by the Company's stockholders. The Board of Directors of the Company shall be permitted to (i) not recommend to the Company's stockholders that they give the Company Stockholder Approval or
(ii) withdraw or modify in a manner adverse to Acquiror its recommendation to the Company's stockholders that they give the Company Stockholder Approval, only
(x) if the Board of Directors of the Company determines in its good faith judgment that it is necessary to so withdraw or modify its recommendation to comply with its fiduciary duty to stockholders under applicable law, after receiving the advice of outside legal counsel, and (y) if the Company and the senior officers and directors of the Company have complied with their obligations set forth in Section 5.03. In connection with the Company Stockholder Meeting, the Company (x) will promptly prepare and file with the SEC, will use its reasonable best efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for the Company Stockholder Meeting, (y) will use its reasonable best efforts, subject to the immediately preceding sentence, to obtain the Company Stockholder Approval and (z) will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting.

      SECTION 5.03. Other Offers. The Company and its Subsidiaries will not, and will not permit any of its subsidiaries, or any of its or their officers, directors, management employees, or consultants or any investment banker, attorney or accountant retained by the Company or any of its Subsidiaries (collectively, "Representatives") to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal (as defined below) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto, or disclose any non-public information relating to the Company or any Subsidiary of the Company or afford access to the properties, books or records of the Company or any Subsidiary of the Company to, any Person that has made, or that the Company, any of its Subsidiaries or any of its or any of its Subsidiaries' Representatives has reason to believe, is considering making, any Acquisition Proposal; provided that nothing contained in this Section 5.03 shall prohibit the Board of Directors of the Company from furnishing information to, or entering into discussions or negotiations with, or affording access to the properties, books or records of the Company or its Subsidiaries to, any Person in connection with an unsolicited bona fide Acquisition Proposal received from such Person so long as prior to furnishing information to, or entering into discussions or negotiations with, such Person,
(i) the Board of Directors of the Company determines in its good faith judgment that it is necessary to do so to comply with its fiduciary duty to stockholders under applicable law, after receiving the advice of outside legal counsel, and
(ii) the Company receives from such Person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement (as defined in Section 7.03). Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal; provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent the Board of Directors of the Company determines in its good faith judgment (after consultation with its financial advisors and receiving the advice of outside legal counsel) that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of the Company to the Company's stockholders under applicable law. The Company will (a) promptly (and in no event later than 24 hours after receipt of any Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making such Acquisition Proposal and set forth the material terms thereof) Acquiror after receipt of any Acquisition Proposal, of any indication giving the Company any of its Subsidiaries or any of its or any of its Subsidiaries' Representatives that any Person is considering making an Acquisition Proposal and any request for non-public information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that has made, or that the Company, any of its Subsidiaries or any of its or any of its Subsidiaries' Representatives has reason to believe may be considering making, an Acquisition Proposal, and (b) will keep Acquiror informed of the status and material terms of any such Acquisition Proposal or request. The Company will, and will cause its Subsidiaries and its and their Representatives to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any Persons (other than Acquiror and its affiliates) with respect to any Acquisition Proposal.

      For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, any (i) direct or indirect acquisition or purchase of a business or assets that constitute 10% or more of the net revenues, net income or the assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 10% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 10% or more of the net revenues, net income, operating income (before taxes) or assets of the Company and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 10% or more the net revenues, net income, operating income (before taxes) or assets of the Company and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 10% or more of the net revenue, net income, operating income (before taxes) or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. For purposes of this Agreement, "Superior Proposal" means any bona fide Acquisition Proposal for or in respect of at least a majority of the outstanding Shares on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation) are more favorable to all of the Company's stockholders than the Merger.

                                    ARTICLE 6
                              COVENANTS OF ACQUIROR

      Acquiror agrees that:

      SECTION 6.01. Conduct of Acquiror. From the date hereof until the Effective Time, Acquiror and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties. Without limiting the generality of the foregoing, and except with the prior written consent of the Company (which consents shall not be unreasonably withheld or delayed) or as contemplated by this Agreement, from the date hereof until the Effective Time:

      (a) Acquiror will not adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization or other material reorganization of Acquiror;

      (b) Acquiror will not, and will not permit any Subsidiary of the Acquiror to, redeem, purchase or otherwise acquire directly or indirectly any of the Acquiror's capital stock, except for repurchases, redemptions or acquisitions
(x) required by the terms of its capital stock or any securities outstanding on the date hereof, (y) required by or in connection with the respective terms, as of the date hereof, of any Acquiror Employee Plan, or any dividend reinvestment plan as in effect on the date hereof in the ordinary course of the operations of such plan consistent with past practice or (z) effected in the ordinary course consistent with past practice;

      (c) except for any such change which is required by reason of a concurrent change in GAAP or a rule or release promulgated by the SEC, the Acquiror will not, and will not permit any Subsidiary of the Acquiror to, change any method of accounting or accounting practice (other than any change for tax purposes) used by it;

      (d) Acquiror will not, and will not permit any of its Subsidiaries to, take any action that would make any representation or warranty of Acquiror hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time; and

      (e) Acquiror will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

      SECTION 6.02. Obligations of Merger Subsidiary. Acquiror will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

      SECTION 6.03. Form S-4. Subject to the terms and conditions of this Agreement Acquiror shall prepare and file with the SEC under the 1933 Act the Form S-4, and shall use its reasonable best efforts to cause the Form S-4 to be declared effective by the SEC as promptly as practicable. Acquiror shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Acquiror Common Stock in connection with the Merger.

      SECTION 6.04. Stock Exchange Listing. Acquiror shall use its reasonable best efforts to cause the shares of Acquiror Common Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

      SECTION 6.05. Director, Officer and Employee Liability. (a) For six years after the Effective Time, Acquiror shall indemnify and hold harmless the individuals who on or prior to the Effective Time were officers, directors and employees of the Company or its Subsidiaries (collectively, the "Indemnitees") with respect to all acts or omissions by them in their capacities as such or taken at the request the Company or any of its Subsidiaries at any time prior to the Effective Time to the extent provided under the Company's certificate of incorporation and bylaws in effect on the date hereof. Acquiror shall cause the Surviving Corporation to honor all indemnification agreements with Indemnitees (including under the Company's bylaws) in effect as of the date hereof in accordance with the terms thereof. To the best knowledge of the Company, the Company has disclosed to Acquiror all such indemnification agreements prior to the date hereof.

      (b) For six years after the Effective Time, Acquiror shall procure the provision of officers' and directors' liability insurance and employee practices insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Person currently covered by the Company's officers' and directors' liability insurance policy and employee practices insurance policy on terms with respect to coverage and in amounts no less favorable than those of such policies in effect on the date hereof; provided, that if the aggregate annual premiums for such insurance at any time during such period shall exceed 200% of the per annum rate of premium paid by the Company and its Subsidiaries as of the date hereof for such insurance, then Acquiror shall, or shall cause its Subsidiaries to, provide only such coverage as shall then be available at an annual premium equal to 200% of such rate.

      (c) The obligations of Acquiror under this Section 6.05 shall not be terminated or modified in such a manner as to adversely affect any Indemnitee to whom this Section 6.05 applies without the consent of such affected Indemnitee (it being expressly agreed that the Indemnitees to whom this Section 6.05 applies shall be third party beneficiaries of this Section 6.05).

      SECTION 6.06. Employee Benefits. (a) From and after the Effective Time, Acquiror shall cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations under the LADD Furniture, Inc. Executive Retirement Plan (the "ERP"), the Management Deferred Compensation Plan and the employment agreements between the Company and certain Executives and, subject to
Section 6.06(b), the other Company Employee Plans, each as in effect on the date hereof (or as amended as permitted by Section 5.01(f) or with the prior written consent of Acquiror, which consent shall not be unreasonably withheld or delayed), to the extent that entitlements or rights exist in respect thereof as of the Effective Time. Acquiror and the Company hereby agree that the consummation of the Merger shall constitute a "Change in Control" for purposes of the Company Option Plans, the employment agreements between the Company and certain Executives, and the Supplemental Retirement Income Plan for Salaried Employees of LADD Furniture, Inc. (the "SERP"), pursuant to the terms of such plans in effect on the date hereof. Except as provided in Section 6.06(f), no provision of this Section 6.06(a) shall be construed as a limitation on the right of Acquiror to amend or terminate any Company Employee Plans which the Company would otherwise have under the terms of such Company Employee Plan, and no provision of this Section 6.06(a) shall be construed to create a right in any employee or beneficiary of such employee under a Company Employee Plan that such employee or beneficiary would not otherwise have under the terms of such Company Employee Plan.

      (b) Except for any changes required by law or initiated by insurance carriers, for one year following the Effective Time, Acquiror shall continue to provide to individuals who are employed by the Company and its Subsidiaries as of the Effective Time who remain employed with Acquiror or any Subsidiary of Acquiror ("Affected Employees"), for so long as such Affected Employees remain employed by Acquiror or any Subsidiary of Acquiror, employee benefits (other than salary or incentive compensation) which, in the aggregate, are no less favorable than those provided to employees of the Company prior to the Effective Time pursuant to the Company Employee Plans as provided to such employees immediately prior to the Effective Time.

      (c) Acquiror will, or will cause the Surviving Corporation to, give Affected Employees full credit for purposes of eligibility, vesting, benefit accrual (including benefits accrued under any defined benefit pension plans) and determination of the level of benefits under any employee benefit plans or arrangements maintained by Acquiror or any Subsidiary of Acquiror for such Affected Employees' service with the Company or any Subsidiary of the Company to the same extent recognized by the Company immediately prior to the Effective Time; provided, however, that (i) in the case of a qualified defined benefit plan maintained by Acquiror or its Subsidiaries, service prior to 1997 shall not be recognized; (ii) in the case of a non-qualified defined benefit plan of Acquiror or any of its Subsidiaries, pre-Effective Time service of an Affected Employee with the Company or any of its Subsidiaries for benefit accrual purposes for such period of time as an Affected Employee is credited with service for benefit accrual purposes under the ERP, as in effect on the date hereof, shall not be recognized; and (iii) in the case of a qualified or non-qualified defined contribution plan of Acquiror or any of its Subsidiaries, Acquiror shall be required only to recognize pre-Effective Time participation of an Affected Employee in a qualified or non-qualified defined contribution plan of the Company or any of its Subsidiaries for purposes of determining eligibility for matching or other contributions and the level of such contributions.

      (d) Acquiror will, or will cause the Surviving Corporation to, (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Affected Employees under any welfare benefit plans that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employees immediately prior to the Effective Time, and (ii) provide each Affected Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

      (e) Acquiror agrees to cause the benefits payable pursuant to the terms of the SERP to be paid to the beneficiaries of the SERP promptly following the Effective Time.

      (f) Acquiror agrees that the ERP and the Management Deferred Compensation Plan shall be administered in accordance with the past practices and interpretations of the Company's Board of Directors and the Corporate Benefits Committee (the "Committee") (including those past practices and interpretations previously disclosed by the Company to Acquiror) with respect to eligibility, vesting, term and payment, among other matters. Any question regarding the past practices and interpretations of the Company's Board of Directors and the Committee and the application thereof to the type of facts and circumstances in a given case shall be referred to the Committee for a final decision with respect thereto, which decision shall not be inconsistent with the intention of this Agreement and the Merger.

      (g) If it is determined that any payment or distribution of any type to or for the benefit of an Affected Employee or any participant in a Company Employee Plan (the "Recipient") made by the Company, the Acquiror, or any Subsidiary of the Company or the Acquiror, or by any affiliate of such Person, whether paid or payable or distributed or distributable pursuant to the terms of a Company Employee Plan or otherwise (the "Total Payments"), would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalty with respect to such excise tax (such excise tax, together with any such interest or penalty, are collectively referred to as the "Excise Tax"), then the Recipient shall be entitled to receive an additional payment (an "Excise Tax Restoration Payment") in an amount that shall fund the payment by the Recipient of any Excise Tax on the total payments, as well as all income taxes imposed on the Excise Tax Restoration Payment, any excise tax imposed on the Excise Tax Restoration Payment, and any interest or penalties imposed with respect to taxes on the Excise Tax Restoration or any Excise Tax.

                                    ARTICLE 7
                      COVENANTS OF ACQUIROR AND THE COMPANY

      The parties hereto agree that:

      SECTION 7.01. Reasonable Best Efforts. The Company and Acquiror shall each cooperate with the other and use (and shall use reasonable best efforts to cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and
(ii) obtain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. Subject to applicable laws relating to the exchange of information, the Company and Acquiror shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the Company and its Subsidiaries or Acquiror and its Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental authority in connection with the Merger and the other transactions contemplated by this Agreement.

      SECTION 7.02. Certain Filings. The Company and Acquiror shall cooperate with one another (a) in connection with the preparation of the Company Proxy Statement and the Form S-4, (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency or official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers.

      SECTION 7.03. Access to Information. From the date hereof until the Effective Time, to the extent permitted by applicable law, the Company and Acquiror will give the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party and its Subsidiaries during normal business hours, furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and will instruct its own employees, counsel and financial advisors to cooperate with the other party in its investigation of the business of the Company or Acquiror, as the case may be; provided that no investigation of the other party's business shall affect any representation or warranty given by either party hereunder. All information obtained by Acquiror or the Company pursuant to this Section shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement dated June 17, 1999 between Acquiror and the Company (the "Confidentiality Agreement").

      SECTION 7.04. Public Announcements. Acquiror and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, any such press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making such release or statement has used its reasonable efforts to consult with the other party.

      SECTION 7.05. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

      SECTION 7.06. Notices of Certain Events. (a) Each of the Company and Acquiror shall promptly notify the other party of:

      (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement; and

      (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement.

      (b) The Company and Acquiror shall promptly notify the other party of any actions, suits, claims, investigations or proceedings commenced or, to the best of its knowledge threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement.

      SECTION 7.07. Affiliates. (a) The Company shall use its reasonable best efforts to deliver to Acquiror, within 15 days of the date hereof, a letter agreement substantially in the form of Exhibit A hereto executed by each Person listed on Schedule 7.07(a).

      (b) Prior to the Effective Time, the Company shall cause to be delivered to Acquiror a letter identifying, to the best of the Company's knowledge, all Persons who are, at the time of the Company Stockholder Meeting, "affiliates" of the Company for purposes of Rule 145 under the 1933 Act. The Company shall furnish such information and documents as Acquiror may reasonably request for the purpose of reviewing such list. The Company shall use its reasonable best efforts to cause each Person who is so identified as an affiliate to deliver to Acquiror on or prior to the Effective Time a letter agreement substantially in the form of Exhibit A to this Agreement.

      SECTION 7.08. Tax Treatment. (a) Each of Acquiror and the Company shall not take any action and shall not fail to take any action which action or failure to act would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a 368 Reorganization.

      (b) Acquiror shall use its reasonable best efforts to provide to Miller, Canfield, Paddock and Stone, p.l.c. and to Kilpatrick Stockton llp a certificate substantially in the form attached hereto as Exhibit B-1. The Company shall use its reasonable best efforts to provide to Miller, Canfield, Paddock and Stone, p.l.c. and to Kilpatrick Stockton llp a certificate substantially in the form attached hereto as Exhibit B-2.

                                    ARTICLE 8
                            CONDITIONS TO THE MERGER

      SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of the Company, Acquiror and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following conditions:

      (a) this Agreement and the Merger shall have been approved by the stockholders of the Company in accordance with North Carolina law;

      (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

      (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit or enjoin the consummation of the Merger;

       (d) the Form S-4 shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

      (e) the shares of Acquiror Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

      SECTION 8.02. Conditions to the Obligations of Acquiror and Merger Subsidiary. The obligations of Acquiror and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

      (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on the Company and (iii) Acquiror shall have received a certificate signed by a the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect;

      (b) there shall not be instituted or pending any action or proceeding by any governmental authority (whether domestic, foreign or supranational) before any court or governmental authority or agency, domestic, foreign or supranational, (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Acquiror or any Subsidiary of Acquiror of all or any portion of the business of the Company or any of its Subsidiaries or of Acquiror or any of its Subsidiaries or to compel Acquiror or any Subsidiary of Acquiror to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of Acquiror or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of Acquiror or any Subsidiary of Acquiror effectively to exercise full rights of ownership of the Shares (or shares of stock of the Surviving Corporation) including, without limitation, the right to vote any Shares (or shares of stock of the Surviving Corporation) on any matters properly presented to stockholders or (iii) seeking to require divestiture by Acquiror or any Subsidiary of Acquiror of any Shares (or shares of stock of the Surviving Corporation) if any such matter referred to in clause (i), (ii) or (iii) hereof could reasonably be expected to result in a substantial detriment to the

Acquiror and its Subsidiaries (including the Company and its Subsidiaries), taken as a whole (any such substantial detriment being referred to in this Agreement as a "Substantial Detriment");

      (c) there shall not be any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to the Merger and the other transactions contemplated hereby (or in the case of any statute, rule or regulation, awaiting signature or reasonably expected to become law), by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational, that is reasonably likely, directly or indirectly, to result in a Substantial Detriment;

      (d) (i) all required approvals or consents of any governmental authority (whether domestic, foreign or supranational) in connection with the Merger and the consummation of the other transactions contemplated hereby shall have been obtained (and all relevant statutory, regulatory or other governmental waiting periods, whether domestic, foreign or supranational, shall have expired) unless the failure to receive any such approval or consent would not be reasonably likely, directly or indirectly, to result in a Substantial Detriment and (ii) all such approvals and consents which have been obtained shall be on terms that are not reasonably likely, directly or indirectly, to result in a Substantial Detriment;

      (e) Acquiror shall have received an opinion of Miller, Canfield, Paddock and Stone, p.l.c. in form and substance satisfactory to Acquiror, dated the Closing Date, to the effect that, on the basis of certain facts, representations and assumptions set forth in the opinion, the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of
Section 368(a) of the Code and each of Acquiror, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Acquiror and the Company reasonably requested by counsel, including without limitation those contained in certificates substantially in the form attached as Exhibits B-1 and B-2;

      (f) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on the Company.

      (g) the parties shall have received all required approvals and third party consents listed on Schedule 8.02(e);

      (h) Affiliate Agreements in form of Exhibit A, executed by each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the 1933 Act), shall have been delivered to Acquiror and shall be in full force and effect.

      SECTION 8.03. Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent legally permissible, waiver) of the following further conditions:

      (a) (i) Acquiror shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Acquiror contained in this Agreement and in any certificate or other writing delivered by Acquiror pursuant hereto shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) at and as of the Effective Time as if made at and as of such time (except to the extent expressly made as of an earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on the Acquiror and (iii) the Company shall have received a certificate signed by an executive officer of Acquiror to the foregoing effect;

      (b) the Company shall have received an opinion of Kilpatrick Stockton llp in form and substance satisfactory to the Company, dated the Closing Date, to the effect that, on the basis of certain facts, representations and assumptions set forth in the opinion, the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of Section 368(a) of the Code and each of Acquiror, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon certain representations of officers of Acquiror and the Company reasonably requested by counsel, including without limitation those contained in certificates substantially in the form attached as Exhibits B-1 and B-2. In the event that such counsel does not render such opinion, this condition shall nevertheless be satisfied if the same opinion delivered to the Acquiror pursuant to Section 8.02(e) above shall be delivered to the Company and shall be reasonably satisfactory to the Company in form and substance; and

      (c) since the date of this Agreement, there shall not have been any event, occurrence, development or state of circumstances which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Acquiror.


                                    ARTICLE 9
                                   TERMINATION

      SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

      (a) by mutual written consent of the Company and Acquiror;

      (b) by either the Company or Acquiror,

            (i) if the Merger has not been consummated by March 31, 2000 (the "End Date"); provided that if (x) the Effective Time has not occurred by such date by reason of non-satisfaction of any of the conditions set forth in Sections 8.01(b), 8.01(d), 8.02(b), 8.02(c) or 8.02(d) and (y) all
      other conditions in Article 8 have theretofore been satisfied or (to the extent legally permissible) waived or are then capable of being satisfied, the End Date will be June 30, 2000; provided further that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to any party whose failure to fulfill in any material respect any obligation under this Agreement has caused or resulted in the failure of the Effective Time to occur on or before the End Date; or

            (ii) if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof.

       (c) by either the Company or Acquiror, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Acquiror or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable;

      (d) by Acquiror, if the Board of Directors of the Company shall have failed to recommend or withdrawn or modified or changed in a manner adverse to Acquiror its approval or recommendation of this Agreement or the Merger or shall have failed to call the Company Stockholder Meeting in accordance with Section 5.02, or shall have recommended a Superior Proposal (or the Board of Directors of the Company resolves to do any of the foregoing);

       (e) by the Company, if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Acquiror in writing that it intends to enter into such an agreement, attaching the most current version of such agreement (or a description of all material terms and conditions thereof) to such notice, (ii) Acquiror does not make, within three business days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, an offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable to the stockholders of the Company as the Superior Proposal, it being understood that the Company shall not enter into any such binding agreement during such three-day period and (iii) the Company prior to such termination pursuant to this clause (e) pays to Acquiror in immediately available funds the fees required to be paid pursuant to Section
10.04. The Company agrees to notify Acquiror promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification or


      The party desiring to terminate this Agreement pursuant to clause (b),
(c), (d) or (e) of this Section 9.01 shall give written notice of such termination to the other party in accordance with Section 10.01, specifying the provision hereof pursuant to which such termination is effected.

      SECTION 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in this Section 9.02, in Section 10.04, and in the Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any willful breach by that party of this Agreement.


                                   ARTICLE 10
                                  MISCELLANEOUS

      SECTION 10.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

      if to Acquiror or Merger Subsidiary, to:

      La-Z-Boy Incorporated
      1284 North Telegraph Road
      Monroe, Michigan 48162
      Attention: President
      Fax: 734-457-2005

      with a copy to:

      Miller, Canfield, Paddock and Stone, p.l.c.
      150 West Jefferson Avenue, Suite 2500
      Detroit, Michigan 48226
      Attention: David D. Joswick
      Fax: 313-496-8451

      if to the Company, to:

      LADD Furniture, Inc.
      4620 Grandover Parkway
      Greensboro, North Carolina 27407
      Attention: President
      Fax: 336-315-4399

      with a copy to:

      Kilpatrick Stockton llp
      1001 West Fourth Street
      Winston-Salem, North Carolina 27101
      Attention: Robert E. Esleeck
      Fax: 336-607-7505

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

      SECTION 10.02. Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement.

      SECTION 10.03. Amendments; No Waivers. (a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Acquiror and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company, (ii) any term of the certificate of incorporation of the Surviving Corporation or (iii) any of the terms or conditions of this Agreement if such alteration or change would adversely affect the holders of any shares of capital stock of the Company.

      (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 10.04. Expenses. (a) Except as otherwise specified in this Section
10.04 or agreed in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense;

provided, however, that if this Agreement is terminated by Acquiror without consummation of the Merger pursuant to Section 9.01(d) or as a result of any willful breach by the Company of its obligations under this Agreement, or Acquiror becomes entitled to the fees provided for in Section 10.04(b)(ii), then all costs and expenses incurred by Acquiror shall be paid by the Company.

      (b) If:

            (i) Acquiror shall terminate this Agreement pursuant to Section 9.01(d), unless at the time of such failure to recommend, withdrawal or adverse modification or change, failure to call the Company Stockholder Meeting or recommendation of a Superior Proposal any of the conditions set forth in Section 8.03(a) or 8.03(c) would not have been satisfied as of such date and would not be reasonably capable of being satisfied,

            (ii) either the Company or Acquiror shall terminate this Agreement pursuant to Section 9.01(b)(ii) in circumstances where the Company Stockholder Approval has not been obtained and prior to the Company Stockholder Meeting an Acquisition Proposal is made by any Person and if the Company enters into a definitive agreement within twelve months after termination of this Agreement either (1) in respect of any Acquisition Proposal with such Person or any of its affiliates or (2) in respect of any Acquisition Proposal with any other Person (other than Acquiror or any affiliate of Acquiror) providing, in the case of this clause (2), greater value per Share than an amount equal to the product of the Exchange Ratio and the average of the closing prices per share of Acquiror Common Stock on the NYSE on the five business days immediately preceding the date of this Agreement, or

            (iii) the Company shall terminate this Agreement pursuant to Section 9.01(e),

then in any case as described in clause (i), (ii) or (iii) (each such case of termination being referred to as a "Trigger Event") the Company shall pay to Acquiror (by wire transfer of immediately available funds not later than the date of termination of this Agreement or, in the case of clause (ii), the date of such definitive agreement) an amount equal to $7,000,000. Acceptance by Acquiror of the payment referred to in the foregoing sentence shall constitute conclusive evidence that this Agreement has been validly terminated and upon acceptance of payment of such amount the Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement other than as provided in Sections 9.02 and 10.04.

      SECTION 10.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

      SECTION 10.06. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Michigan, without regard to principles of conflicts of law.

      SECTION 10.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the State of Michigan, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

      SECTION 10.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      SECTION 10.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

      SECTION 10.10. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under this Agreement. Notwithstanding the foregoing and any other provision of this Agreement to the contrary, any of the Indemnitees (as defined in Section
6.05 hereof) and the Executives and Company's officers pursuant to Section 6.06 shall be entitled to enforce the provisions of Sections 6.05 or 6.06 hereof. Acquiror shall pay, at the time they are incurred, all reasonable costs, fees and expenses of one firm of counsel of the Indemnitees, the Executives or the Company's officers incurred in connection with the assertion of any rights on behalf of the Person set forth above pursuant to this Section 10.10.

      SECTION 10.11. Captions; Construction of Certain Contract Provisions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. For purposes of this Agreement, the parties agree that: (a) any provision of any contract to which the Company or any Subsidiary is a party to the effect that the contract may not be assigned by the Company or Subsidiary without the other party's consent shall be construed not to require such consent in connection with the consummation of the Merger, unless the provision specifically requires consent in connection with a merger; and (b) any provision of any contract to which any Subsidiary of the Company is a party that provides for termination or a change in its terms upon the occurrence of a change of control of the Subsidiary shall be construed not to require such consent in connection with the consummation of the Merger.

      SECTION 10.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                              LADD FURNITURE, INC.


                              By _______________________________________

                                    Its ________________________________




                              LA-Z-BOY INCORPORATED


                              By _______________________________________

                                    Its ________________________________




                              LZB ACQUISITION CORP.


                              By _______________________________________

                                    Its ________________________________

                                    Exhibit A


                               AFFILIATE'S LETTER
                             (LADD Furniture, Inc.)


                                     [Date]

La-Z-Boy Incorporated
1284 North Telegraph Road
Monroe, Michigan 48162

LADD Furniture, Inc.
4620 Grandover Parkway
Greensboro, North Carolina 27407

Ladies and Gentlemen:

      The undersigned has been advised that as of the date of this letter the undersigned may be deemed to be an "affiliate" of LADD Furniture, Inc., a North Carolina corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September 28, 1999 (the "Agreement") among the Company, La-Z-Boy Incorporated, a Michigan corporation ("Acquiror"), and LZB Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of Acquiror ("Merger Subsidiary"), Merger Subsidiary will be merged with and into the Company with the Company to be the surviving corporation in the merger (the "Merger").

      As a result of the Merger, the undersigned will receive shares of common stock, $1.00 par value, of Acquiror (the "Acquiror Common Stock") in exchange for shares owned by the undersigned of common stock, par value $0.30 per share, of the Company (the "Company Common Stock").

      The undersigned represents, warrants and covenants to Acquiror and the Company that as of the date the undersigned receives any Acquiror Common Stock as a result of the Merger:

      A. The undersigned shall not make any sale, transfer or other disposition of the Acquiror Common Stock in violation of the Act or the Rules and Regulations.

      B. The undersigned has carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the Acquiror Common Stock to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company.

      C. The undersigned has been advised that the issuance of Acquiror Common Stock to the undersigned pursuant to the Merger will be registered with the Commission under the Act on a Registration Statement on Form S-4. However, the undersigned has also been advised that, because at the time the Merger is submitted for a vote of the stockholders of the Company, the undersigned may be deemed to be an affiliate of the Company, the undersigned may not sell, transfer or otherwise dispose of the Acquiror Common Stock issued to the undersigned in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or
(iii) in the opinion of counsel reasonably acceptable to Acquiror, or pursuant to a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

      D. The undersigned understands that Acquiror is under no obligation to register the sale, transfer or other disposition of the Acquiror Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to enable such sale, transfer or other disposition by the undersigned to be made in compliance with an exemption from such registration.

      E. The undersigned also understands that there will be placed on any certificates for the Acquiror Common Stock issued to the undersigned a legend stating in substance:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE
    SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE WITH THE TERMS OF A LETTER AGREEMENT
   BETWEEN THE REGISTERED HOLDER HEREOF AND LADD FURNITURE, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF LADD FURNITURE, INC."

      F. The undersigned also understands that unless a sale or transfer by the undersigned of the undersigned's Acquiror Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145 under the Act, Acquiror reserves the right to put the following legend on the certificates issued to the undersigned's transferee:

   "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED
   SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE NOT BEEN ACQUIRED BY THE
  HOLDER WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD,
     TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE
      REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE
          REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

      It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if (i) the securities represented thereby have been registered for sale by the undersigned under the Act or (ii) Acquiror has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Acquiror, or a "no-action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

      G. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of Acquiror, the Company and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such entities and their respective counsel and accountants.

      H. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of Acquiror and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws.

      Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.


                                Very truly yours,



                              By _____________________________
                                 Name:





Accepted this _____ day of

________________, _______.


LADD FURNITURE, INC.



By: _________________________________
   Name:
   Title:

                                   Exhibit B-1

                 LA-Z-BOY INCORPORATED REPRESENTATION LETTER


                                     [Date]

Miller, Canfield, Paddock and Stone, p.l.c.
150 West Jefferson Avenue, Suite 2500
Detroit, Michigan 48226

Kilpatrick Stockton llp
1001 West Fourth Street
Winston-Salem, North Carolina 27101

Ladies and Gentlemen:

      In connection with the opinions to be delivered pursuant to Sections 8.02(e) and 8.03(b) of the Agreement and Plan of Merger (the "Agreement")* dated as of September 28, 1999, among LADD Furniture, Inc., a North Carolina corporation ("Company"), La-Z-Boy Incorporated, a Michigan corporation ("Parent"), and LZB Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and the opinions which, pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, will be included in the Registration Statement on Form S-4, the undersigned officers of Parent and Merger Subsidiary hereby certify and represent as to Parent and Merger Subsidiary that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Agreement, and as described in the Joint Proxy Statement/Prospectus of Parent and Company relating to the Merger (the "Proxy Statement"), are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

      1. The Merger Consideration to be received in the Merger by holders of common stock of Company ("Company Stock") was determined by arm's length negotiations between the managements of Parent and Company and will be approximately equal to the fair market value of the Company Stock surrendered in exchange. In connection with the Merger, no holder of Company Stock, other than any such holders who dissent in the Merger and perfect their right to appraisal and payment, will receive in exchange for such stock, directly or indirectly, any consideration other than common stock of Parent ("Parent Stock") and, in lieu of fractional shares of Parent Stock, cash.

      2. Other than cash paid in lieu of fractional shares of Parent Stock, none of

            (i) Parent (or any successor corporation),

            (ii) a corporation that, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, is a member of an Affiliated Group (as defined herein) of which Parent (or any successor corporation) is a member, or




- ---------------------------
* References contained in this Certificate to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or schedule. All defined terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement.


                                      B-1-1

            (iii) a corporation in which Parent (or any successor corporation) owns, or which owns with respect to Parent (or any successor corporation), directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (iii)

      - any stock owned by 5% or greater stockholders of Parent (or any successor) or such corporation,

      - a proportionate share of the stock owned by entities in which Parent (or any successor) or such corporation owns an interest, and

      -     any stock which may be acquired pursuant to the exercise of options

      (a "Parent Related Person") has any current plan or intention to redeem, purchase, exchange or otherwise reacquire any of the Parent Stock to be issued in the Merger. Parent will implement its stock repurchase plan consistent with the resolution adopted by the Board of Parent on ___________, 19__. Parent intends that all stock repurchases made pursuant to this stock repurchase plan, or any other stock repurchase plan adopted by Parent,

            (a) shall be undertaken for a corporate business purpose,

            (b) shall be made in the open market for stock of the Parent which is widely held and publicly traded, except that Parent may acquire stock in block trades made directly with an entity that is not known to Parent to have acquired such stock in the Merger, and any redemptions or repurchases of stock issued in the Merger that occur shall be incidental to the operation of such stock repurchase plan, and

            (c) shall be limited to, in the aggregate, a small percentage of each class of stock of Parent outstanding at the time of the redemption or repurchase.

      In addition, Parent will cause all Parent Related Persons and any person acting as an agent of Parent not to redeem, purchase, exchange or otherwise acquire (including by derivative transactions such as an equity swap which would have the economic effect of an acquisition), directly or indirectly (including through partnerships or through third parties in connection with a plan to so acquire), a number of shares of Parent Stock to be received by Company shareholders in connection with the Merger that would reduce the Company shareholders' ownership of Parent Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the total value of Company Stock immediately prior to the Effective Time.

      For purposes of this representation, shares of Company Stock exchanged for cash in lieu of fractional shares of Parent Stock are treated as outstanding shares of Company Stock at the Effective Time. Moreover, shares of Company Stock that are redeemed or sold or otherwise transferred to Company, Parent, or any person related to Company or Parent prior to the Merger and in contemplation of or as part of the Merger will be taken into account for purposes of this representation.

      For purposes of this Certificate, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if


                                      B-1-2

            (x) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

            (y) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

      For purposes of the preceding sentence, "stock" does not include any stock which

            (a) is not entitled to vote,

            (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent,

            (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and

            (d) is not convertible into another class of stock.

      3. After the Merger, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary immediately prior to the Merger, and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Subsidiary or Company held immediately prior to the Merger include amounts paid or incurred by Merger Subsidiary or Company in connection with the Merger, including amounts used to pay reorganization expenses or dissenting shareholders or to make payments to shareholders who receive cash or other property (including cash in lieu of fractional shares) and all payments, redemptions and distributions (except for regular, normal dividends, if any) made in contemplation or as part of the Merger.

      4. Prior to and at the Effective Time of the Merger, Parent will be in Control of Merger Subsidiary. Merger Subsidiary is wholly and directly owned by Parent and has been newly formed solely in order to consummate the Merger, and at no time has or will Merger Subsidiary conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time. For purposes of this Certificate, "Control" with respect to a corporation shall mean ownership of at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the corporation.

      5. Following the Merger, Parent has no plan or intention to cause Company to issue additional shares of stock, or any plan or intention to take any action, that could result in Parent losing Control of Company.

      6. Parent has no plan or intention to liquidate Company, to merge Company with or into another corporation, to sell, exchange, transfer or otherwise dispose of any stock of Company or to cause Company to sell, exchange, transfer or otherwise dispose of any of its assets or of any assets acquired from Merger Subsidiary in the Merger, except for (i) dispositions made in the ordinary course of business, (ii) transfers or successive transfers if in each case the transferor is in Control of the transferee, or (iii) arm's length dispositions to unrelated persons other than dispositions which would result in Parent ceasing to use a significant portion of the Company's historic business assets in a business.


                                      B-1-3

      7. In the Merger, Merger Subsidiary will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities.

      8. Following the Merger, Parent will cause Company to continue its historic business or use a significant portion of its historic business assets in a business. For this purpose, Parent will be treated as holding all of the businesses and assets of its Qualified Group and Parent will be treated as owning its proportionate share of the Company business assets used in a business of any partnership in which members of Parent's Qualified Group either own a significant interest or have active and substantial management functions as a partner with respect to that partnership business. A Qualified Group is one or more chains of corporations connected through stock ownership with Parent but only if Parent is in Control of at least one other corporation and each of the corporations (other than Parent) is Controlled directly by one of the other corporations.

      9. Except as provided below, Parent, Merger Subsidiary, Company and the Company shareholders each will bear its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. However, to the extent any expenses related to the Merger are to be funded directly or indirectly by a party other than the incurring party, such expenses are solely and directly related to the Merger, and do not include expenses incurred for investment or estate planning advice, or expenses incurred by an individual shareholder or group of shareholders for legal, accounting or investment advice or counsel relating to the merger. Neither Parent nor Merger Subsidiary has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred or to be incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions; provided that any stamp duties and stamp duty reserve taxes in connection with the issuance and creation of Parent Stock in the Merger will be paid by Parent. Neither Parent nor Merger Subsidiary has agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Stock. To the extent that any transfer tax or other expense is a liability of a shareholder of Company, such liability will be paid by Company or such shareholder, but in no event by Parent.

      10. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

      11. All shares of Parent Stock into which shares of Company Stock will be converted pursuant to the Merger will be newly issued shares, and will be issued by Parent directly to record holders of Company Stock pursuant to the Merger.

      12. In the Merger, shares of Company Stock representing Control of Company will be exchanged solely for voting stock of Parent and cash in lieu of fractional shares. Under the Agreement, all shares of Company Stock as to which dissenters' rights are not perfected will be exchanged in the Merger for voting stock of Parent and cash in lieu of fractional shares. For purposes of this representation, if any stock of Company is exchanged for cash or other property originating with Parent, such stock will be treated as outstanding stock of Company acquired by Parent at the Effective Time. The payment of cash in lieu of fractional shares of Parent Stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. To the best knowledge of the management of Parent, the total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued to the holders of Company Stock in the Merger.

      13. In the Merger, no liabilities of shareholders of Company will be assumed by Parent, and Parent will not assume any liabilities relating to any Company Stock acquired by Parent in the Merger.


                                      B-1-4

Furthermore, there is no plan or intention for Parent to assume any liabilities of Company except to the extent that liabilities of Company are guaranteed by Parent in the Merger Agreement.

      14. In the event that any holders of Company Stock do not vote in favor of the Merger and perfect their right to appraisal and payment, any amounts paid to such holders in an appraisal proceeding will be paid by Company out of its own funds. No funds will be supplied for such payments, directly or indirectly, by Parent, nor will Parent directly or indirectly reimburse Company for any such payments.

      15. Neither Parent nor Merger Subsidiary is a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

      16. None of the employee compensation received or to be received by any shareholder-employee of Company is or will be separate consideration for, or allocable to, any of his shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company, who will be an employee of or perform advisory services for Parent, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

      17. At the Effective Time, neither Parent nor any Parent Related Person will own more than 100 any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

      18. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and as described in the Proxy Statement, and none of the material terms and conditions therein have been or will be waived or modified.

      19. The Agreement and the documents described in the Agreement, the Proxy Statement and the Form S-4 represent the entire understanding between or among
(i) Parent and its subsidiaries and (ii) Company and its subsidiaries and, to the best knowledge of the management of Parent, between or among such entities and the affiliates and shareholders of Parent and Company with respect to the Merger and there are no written or oral agreements regarding the Merger other than those expressly referred to in the Agreement, the Proxy Statement and the Form S-4.

      20. None of Parent, Merger Subsidiary or, after the Merger, Company will take any position on any Federal, state, or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a tax-free reorganization or any of the foregoing representations, unless otherwise required by a decision by the Tax Court or a judgment, decree, or other order by any court of competent jurisdiction, which has become final, or by applicable state or local income or franchise tax law.


                                      B-1-5

      We understand that Miller, Canfield, Paddock and Stone, p.l.c. and Kilpatrick Stockton llp will rely, without further inquiry, on this Certificate in rendering their opinions as to certain United States Federal income tax consequences of the Merger, and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement or any of the representations made in this Certificate are or have become untrue, incorrect or incomplete in any respect.

Very truly yours,

LA-Z-BOY INCORPORATED

By _______________________

Title: ___________________

LZB ACQUISITION CORP.

By: _______________________

Title: ____________________



                                      B-1-6

                                   Exhibit B-2

                  LADD FURNITURE, INC. REPRESENTATION LETTER


                                     [Date]

Miller, Canfield, Paddock and Stone, p.l.c.
150 W. Jefferson Avenue, Suite 2500
Detroit, Michigan 48226

Kilpatrick Stockton llp
1001 West Fourth Street
Winston-Salem, North Carolina 27101

Ladies and Gentlemen:

      In connection with the opinions to be delivered pursuant to Sections 8.02(e) and 8.03(b) of the Agreement and Plan of Merger (the "Agreement")* dated as of September 28, 1999, among LADD Furniture, Inc., a North Carolina corporation ("Company"), La-Z-Boy Incorporated, a Michigan corporation ("Parent"), and LZB Acquisition Corp., a Michigan corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary"), and the opinions which, pursuant to the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended, will be included in the Registration Statement on Form S-4, the undersigned officer of Company hereby certifies and represents as to Company that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Agreement and as described in the Joint Proxy Statement/Prospectus of Parent and Company relating to the Merger (the "Proxy Statement") are true, correct and complete in all respects as of the date hereof and will be true, correct and complete in all respects at the Effective Time and that:

      1. The Merger Consideration to be received in the Merger by holders of common stock of the Company ("Company Stock") was determined by arm's length negotiations between the managements of Parent and Company and will be approximately equal to the fair market value of the Company Stock surrendered in exchange. In connection with the Merger, no holder of Company Stock, other than any such holders who dissent in the Merger and perfect their right to appraisal and payment, will receive in exchange for such stock, directly or indirectly, any consideration other than common stock of Parent ("Parent Stock") and, in lieu of fractional shares of Parent Stock, cash.

      2. To the best knowledge of the management of Company, there is no plan or intention on the part of holders of Company Stock to sell, exchange or otherwise transfer ownership (including by derivative transactions such as a an equity swap which would have the economic effect of a transfer of ownership) to Parent, Company or any Related Person (as defined herein) with respect to either of them, directly or indirectly (including through partnerships or through third parties in connection with a plan to so transfer ownership), of a number of shares of Parent Stock to be received by Company shareholders in connection with the Merger that would reduce the Company shareholders' ownership of Parent Stock to a number of shares having a value, as of the Effective Time, of less than 50% of the total value of all of the formerly outstanding stock of Company immediately prior to the Effective Time. For purposes of this representation, shares of Company Stock exchanged for cash in lieu of fractional shares of Parent Stock


- ---------------------------
* References contained in this Certificate to the Agreement include, unless the context otherwise requires, each document attached as an exhibit or schedule. All defined terms used herein and not otherwise defined have the meaning ascribed to them in the Agreement.




                                      B-2-1
and shares of Company Stock redeemed pursuant to the perfection of the holder's appraisal rights are treated as outstanding shares of Company Stock at the Effective Time. Moreover, shares of Company Stock and Parent Stock held by shareholders of Company that are redeemed or sold or otherwise transferred to Company, Parent, or any Related Person of either prior or subsequent to the Merger and in contemplation of or as part of the Merger will be taken into account for purposes of this representation.

      For purposes of this Certificate, a Related Person with respect to either Parent or Company shall mean

            (i) a corporation that, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, is a member of an Affiliated Group (as defined herein) of which Parent or Company, as the case may be, or any successor corporation of Parent or Company, as the case may be, is a member, or

            (ii) a corporation in which Parent or Company, as the case may be, or any successor corporation of Parent or Company, as the case may be, owns, or which owns with respect to Parent or Company (or any such successor corporation), as the case may be, directly or indirectly, immediately before or immediately after such purchase, exchange, redemption, or other acquisition, at least 50% of the total combined voting power of all classes of stock entitled to vote or at least 50% of the total value of shares of all classes of stock, taking into account for purposes of this clause (ii) any stock owned by 5% or greater stockholders of Parent or Company (or any such successor), as the case may be, or such corporation, a proportionate share of the stock owned by entities in which Parent or Company (or any such successor), as the case may be, or such corporation owns an interest, and any stock which may be acquired pursuant to the exercise of options.

For purposes of this Certificate, "Affiliated Group" shall mean one or more chains of corporations connected through stock ownership with a common parent corporation, but only if

            (x) the common parent owns directly stock that possesses at least 80% of the total voting power, and has a value at least equal to 80% of the total value, of the stock in at least one of the other corporations, and

            (y) stock possessing at least 80% of the total voting power, and having a value at least equal to 80% of the total value, of the stock in each corporation (except the common parent) is owned directly by one or more of the other corporations.

For purposes of the preceding sentence, "stock" does not include any stock which
(a) is not entitled to vote, (b) is limited and preferred as to dividends and does not participate in corporate growth to any significant extent, (c) has redemption and liquidation rights which do not exceed the issue price of such stock (except for a reasonable redemption or liquidation premium), and (d) is not convertible into another class of stock.

      3. After the Merger, to the knowledge of the management of Company, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Merger Subsidiary immediately prior to the Merger and at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Merger Subsidiary or Company held immediately prior to the Merger include amounts paid or incurred by Merger Subsidiary or Company in connection with the Merger, including amounts used to pay Company's reorganization expenses or dissenting shareholders or to make payments to shareholders who receive cash or other property (including cash in lieu of fractional shares) and all payments, redemptions and distributions


                                      B-2-2

(except for regular, normal dividends, if any) made in contemplation or as part of the Merger. Any dispositions in contemplation or as part of the Merger of assets held by Company prior to the Merger will be for fair market value, and the proceeds thereof will be retained by the Company.

      4. The Company has no plan or intention to issue additional shares of its stock that would result in Parent losing Control of the Company. For purposes of this Certificate, "Control" with respect to a corporation shall mean ownership of at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of each other class of stock of the corporation.

      5. In the Merger, to the knowledge of the management of Company, Merger Subsidiary will have no liabilities assumed by the Company and will not transfer to Company any assets subject to liabilities.

      6. No assets of Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the historic business of Company or from using a significant portion of Company's historic business assets in a business following the Merger, and Company intends to continue its historic business or use a significant portion of its historic business assets in a business.

      7. Except as specified below, Parent, Merger Subsidiary, Company and the Company shareholders each will bear its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. However, to the extent any expenses related to the Merger are to be funded directly or indirectly by a party other than the incurring party, such expenses are solely and directly related to the Merger, and do not include expenses incurred for investment or estate planning advice, or expenses incurred by an individual shareholder or group of shareholders for legal, accounting or investment advice or counsel relating to the merger. Company has not paid or will not pay, directly or indirectly, any expenses incurred by any shareholder of Company in connection with or as part of the Merger or any related transactions; provided that all liability for transfer taxes (except for stamp duties and stamp duty reserve taxes to be paid by Parent in connection with the issuance and creation of Parent Stock in the Merger) incurred by the holders of Company Stock will be paid by Company or the Company shareholders and in no event by Parent. Company has not agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Stock.

      8. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

      9. Company has no authorized stock other than common stock par value $0.30 per share, and preferred stock, par value $100 per share. At the date hereof, the only capital stock of Company issued and outstanding is Company Stock.

      10. In the Merger, Company Stock representing Control of Company will be exchanged solely for voting stock of Parent other than cash in lieu of fractional shares. For purposes of this representation, stock of Company exchanged for cash or other property originating with Parent, if any, will be treated as outstanding stock of Company acquired by Parent at the Effective Time. The payment of cash in lieu of fractional shares of Parent stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. To the best knowledge of the management of Company, the total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued to the holders of Company Stock in the Merger. To the best knowledge of the management of Company, the total cash consideration that will be paid in the Merger to holders of Company Stock instead of issuing


                                      B-2-3
fractional shares of Parent Stock will not exceed once percent of the total consideration that will be issued to the holders of Company Stock in the Merger.

      11. There exist no options, warrants, convertible securities, equity-linked securities or other rights to acquire Company Stock (whether settled in stock or cash) other than as described in the Agreement, and even if such rights were exercised or converted, it would not affect the acquisition or retention of Control of Company.

      12. To the knowledge of the management of Company, in the Merger, no liabilities of shareholders of Company will be assumed by Parent, and Parent will not assume any liabilities relating to any Company Stock acquired by Parent in the Merger. Furthermore, to the knowledge of the management of Company, there is no plan or intention for Parent to assume any liabilities of Company, except to the extent that liabilities of Company are guaranteed by Parent in the Merger Agreement.

      13. In the event that any holders of Company Stock do not vote in favor of the Merger and perfect their right to appraisal and payment, any amounts paid to such holders in an appraisal proceeding will be paid by Company out of its own funds. No funds will be supplied for such payments, directly or indirectly, by Parent, nor will Parent directly or indirectly reimburse Company for any such payments.

      14. Company is not a regulated investment company, a real estate investment trust, or a corporation fifty percent (50%) or more of the value of whose assets are stock and securities and eighty percent (80%) or more of the value of whose total assets are assets held for investment (each, an "Investment Company"). For purposes of this representation, in making the 50% and 80% determinations under the preceding sentence, (i) stock and securities in any subsidiary corporation shall be disregarded and the parent corporation shall be deemed to own its ratable share of the subsidiary's assets, and (ii) a corporation shall be considered a subsidiary if the parent owns 50% or more of the combined voting power of all classes of stock entitled to vote or 50% or more of the total value of shares of all classes of stock outstanding. In determining total assets there shall be excluded cash and cash items (including receivables), government securities, and assets acquired (through incurring indebtedness or otherwise) for purposes of ceasing to be an Investment Company.

      15. None of the employee compensation received or to be received by any shareholder-employee of Company is or will be separate consideration for, or allocable to, any of his shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

      16. Since the date of the Agreement, except for the issuance of Company Stock pursuant to the rights described in paragraph 11 hereof, Company has not issued any additional shares of Company Stock.

      17. Prior to and in connection with the Merger no Company Stock has been
(i) redeemed by Company, (ii) acquired by a Related Person with respect to Company (except that for the purposes of this representation, clause (i) of the definition of Related Person shall not apply) with consideration other than stock of Company or Parent or (iii) the subject of any extraordinary distribution by Company.

      18. Company has not redeemed any of its stock, made any distributions with respect to its stock, or disposed of any of its assets in contemplation or as part of the Merger, excluding for purposes of this representation regular, normal dividends and Company Stock acquired in the ordinary course of business


                                      B-2-4
in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date hereof.

      19. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Agreement, and as described in the Proxy Statement, and none of the material terms and conditions therein has been or will be waived or modified.

      20. The Agreement and the documents described in the Agreement, the Proxy Statement and the Form S-4 represent the entire understanding between or among
(i) Parent and its subsidiaries and (ii) Company and its subsidiaries and, to the best knowledge of the management of Company, between or among such entities and the affiliates and shareholders of Parent and Company with respect to the Merger and there are no other written or oral agreements regarding the Merger other than those expressly referred to in the Agreement, the Proxy Statement and the Form S-4.

      21. At the Effective Time, the fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which those assets are subject.

      22. Company is not and at the Effective Time will not be under the jurisdiction of a federal or state court in a Title 11 case or in a receivership, foreclosure or similar proceeding.

      23. None of Parent, Merger Subsidiary or, after the Merger, Company will take any position on any Federal, state, or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a tax-free reorganization or any of the foregoing representations, unless otherwise required by a decision by the Tax Court or a judgment, decree, or other order by any court of competent jurisdiction, which has become final, or by applicable state or local income or franchise tax law.

      The Company understands that Miller, Canfield, Paddock and Stone, p.l.c. and Kilpatrick Stockton llp will rely, without further inquiry, on this Certificate in rendering their opinions as to certain United States Federal income tax consequences of the Merger and will promptly and timely inform them if, after this Certificate is signed, the Company has reason to believe that any of the facts described herein or in the Proxy Statement or any of the representations made in this Certificate are or have become untrue, incorrect or incomplete in any respect.

Very truly yours,

LADD Furniture, Inc.

By: ________________________

Name: ______________

Title: ______________








                                      B-2-5

                            List of Omitted Schedules
                         to Agreement and Plan of Merger


1.04 Concerning LADD stock option plan and including information concerning related plans and agreements

3.04 Concerning effect of Agreement and Merger with respect to certain LADD contracts and leases

3.06(a)   Listing LADD subsidiaries

3.06(b)   Concerning liens on shares of LADD subsidiaries

3.10      Concerning certain changes since end of LADD's  last fiscal year

3.11(d)   Concerning certain liabilities relating to LADD

3.12      Concerning certain litigation relating to LADD

3.13      Concerning certain tax matters relating to LADD

3.14      Concerning LADD employee benefit plans and certain related matters

3.17      Concerning certain environmental matters relating to LADD

4.11(c)   Reporting no information

4.12      Reporting no information

4.13      Concerning certain tax matters relating to La-Z-Boy

4.14      Identifying La-Z-Boy employee benefit plans

7.07(a)   Listing certain affiliates of LADD